UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

April 2, 2013

Date of Report (date of earliest event reported)

Standard Parking Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600

Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In connection with the filing on April 2, 2013 of a registration statement on Form S-3 (the “Shelf Registration Statement”) relating to the shares of common stock of Standard Parking Corporation (“Standard Parking”) issued pursuant to that certain Agreement and Plan of Merger, dated as of February 28, 2012, by and among Standard Parking, KCPC Holdings, Inc. (“KCPC”), Hermitage Merger Sub, Inc. and Kohlberg CPC Rep, L.L.C., in its capacity as the representative of KCPC’s former stockholders, Standard Parking is filing with this Current Report on Form 8-K the following financial information required to be included in the Shelf Registration Statement:  (1) the audited consolidated financial statements of KCPC as of September 30, 2012 and September 30, 2011, and for the years ended September 30, 2012, September 30, 2011 and September 30, 2010, and (2) the unaudited pro forma combined statement of operations of Standard Parking and KCPC for the fiscal year ended December 31, 2012.  The historical financial statements of KCPC and the pro forma combined financial information of Standard Parking and KCPC required to be filed by Standard Parking prior to the filing of the Shelf Registration Statement were included in Standard Parking’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 3, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1	Audited consolidated financial statements of KCPC Holdings, Inc. as of September 30, 2012 and September 30, 2011, and for the years ended September 30, 2012, September 30, 2011 and September 30, 2010.

99.2	Unaudited pro forma combined statement of operations of Standard Parking Corporation and KCPC Holdings, Inc. for the fiscal year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation

Date: April 2, 2013	/s/ G MARC BAUMANN
G Marc Baumann
Chief Financial Officer and President of Urban Operations